Morgan Stanley European Growth Fund Inc.
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002

Securit  Date of   Price   Shares   % of    Total         Purchas  Broker
y        Purchase  Of      Purchas  Assets  Issued        ed
                   Shares  ed                             By Fund
Credit   12/13/01     Eur    87,100 0.090%   177,680,000  0.009%   Cheuvreu
Agricol             16.60                                          x de
e                                                                  Virieu
                                                                  Paris